UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2023, Identiv, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders. The final results for each of the matters submitted to the stockholders at the Company’s 2023 Annual Meeting of Stockholders are as follows:

1. The following Class I director was elected to serve for a three-year term ending at the annual meeting of stockholders in 2026 or until his successor has been duly elected and qualified or until he resigns or is removed:

	For	Withheld	Broker Non-Votes
Steven Humphreys	11,085,867	3,112,498	4,679,229

2. The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis:

For	Against	Abstain	Broker Non-Votes
13,967,120	214,208	17,037	4,679,229

2. The appointment of BPM LLP, an independent registered public accounting firm, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023, was ratified:

For	Against	Abstain	Broker Non-Votes
18,802,453	63,494	11,647	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 13, 2023	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer